Exhibit 99.1

Conference Call and Webcast Today, July 31, 2017 at 10:00 a.m. ET 719/325-2428, conference ID 8888964 or www.bbgi.com Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP SECOND QUARTER NET

REVENUE INCREASES 119.7% TO $61.0 MILLION

Expanded Scale Leads to Significant Growth in Operating Income,

Net Income, Station Operating Income, and Diluted EPS

NAPLES, Florida, July 31, 2017 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three month and six month periods ended June 30, 2017.

On November 1, 2016, Beasley acquired 18 radio stations (net of divestitures) (“the Greater Media stations”). The actual results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the acquired Greater Media stations. On January 6, 2017 the Company completed the sale of WFNZ-AM and three Greater Media stations in Charlotte. On May 1, 2017 the Company completed the sale of six stations in Greenville-New Bern-Jacksonville, and as a result, the quarter and six months ended June 30, 2017 include one month of operations from these stations. The pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the Greater Media stations, excluding the aforementioned Charlotte and Greenville-New Bern-Jacksonville stations, as if the transaction had been completed on January 1, 2016.

Summary of Second Quarter Results (actual)

In millions, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenue	$61.0	$27.8	$114.8	$55.2
Station operating income (SOI - non-GAAP)	16.1	8.0	25.9	15.5
Operating income	12.8	4.8	24.4	8.9
Net income	3.9	2.5	11.4	4.3
Net income per diluted share	$0.14	$0.11	$0.41	$0.19

The $33.2 million, or 119.7%, year-over-year increase in net revenue during the three months ended June 30, 2017, reflects the operation of stations in Boston, Philadelphia, Detroit and New Jersey acquired from Greater Media, partially offset by the disposition of the Charlotte and Greenville-New Bern-Jacksonville clusters.

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Beasley Broadcast Group, 7/31/17	page 2

Station Operating Income (SOI, a non-GAAP financial measure), rose 100% year-over-year in the second quarter of 2017. The increase in SOI reflects the operations of the Greater Media stations and comparable quarterly net revenues at Beasley’s existing stations versus the 2016 period, which did not include the Greater Media stations.

Operating income of $12.8 million in the second quarter of 2017, an increase of approximately $8.1 million, or 169%, over the comparable 2016 period, is primarily attributable to the increase in station operating income and an additional $4.0 million gain related to the disposition of our Greenville-New Bern-Jacksonville stations, partially offset by the $2.4 million change in the fair value of contingent consideration on the acquisition of the Greater Media due to fluctuations in the Company’s stock price which decreased the fair value of certain preliminary purchase price accounting items. In addition, the Company recorded a gain of $1.8 million related to the termination of certain Greater Media medical and life insurance benefits. Second quarter interest expense increased approximately $3.9 million related to the financing of the Greater Media acquisition. As a result of these factors, net income per diluted share increased to $0.14 per diluted share in the three months ended June 30, 2017 compared to $0.11 per diluted share in the three months ended June 30, 2016.

Please refer to the “Calculation of SOI” and “Reconciliation of SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Following our second full quarter of results including the Greater Media markets, we are beginning to realize the benefits from this transaction in terms of scale and opportunity, as reflected by the 119.7% increase in consolidated net revenue and 100% rise in SOI compared to the prior year.

“In the second quarter, we continued to actively manage our local radio broadcasting platform while implementing our operating disciplines at the acquired Greater Media stations and extracting valuable synergies from our enhanced scale to drive SOI margin expansion. The 9.1% reduction in pro-forma second quarter operating expenses, which included $1.0 million of severance related to the Greater Media markets, was partially offset by the 3.3% decline in pro forma revenue, which was attributable to political spending levels and declines in national revenues, as well as certain specific integration-related issues. As a result, Beasley generated a 17.5% year-over-year increase in second quarter pro forma SOI with SOI margins reaching 26.6% up from 21.9% in the year-ago period.

“With the financing of the Greater Media acquisition, our total outstanding debt as of June 30, 2017, was approximately $225 million, compared to $240 million at March 31, 2017. We made voluntary debt repayments of $4.0 million in the second quarter and applied 100% of the $11.0 million in net proceeds from our Greenville-New Bern-Jacksonville cluster divestiture toward debt reduction, resulting in a total $15 million reduction in debt. In addition, with our strong operating cash flows and commitment to return capital to shareholders, we declared our sixteenth consecutive quarterly cash dividend during the second quarter.

“Looking forward, our outstanding corporate and station level teams have the operating disciplines necessary to achieve our synergy and integration targets for the Greater Media stations. In addition to our integration activity, we remain focused on reducing debt and leverage, improving top and bottom-line performance, returning capital to shareholders, and further diversifying our revenue streams, all of which supports our goals for near- and long-term growth and the ongoing enhancement of shareholder value.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, July 31, 2017, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 719/325-2428, conference ID 8888964 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

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Beasley Broadcast Group, 7/31/17	page 3

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Monday, July 31, 2017. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 56th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 63 stations (45 FM and 18 AM) in 15 large- and mid-size markets in the United States. Approximately 18.0 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “believe,” “plan,” “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on the our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	the ability to successfully combine our business with Greater Media’s business and the potential for unexpected delays, costs, or liabilities relating to the integration of Greater Media;

•	the incurrence of significant Merger-related fees and costs;

•	the risk that the Merger may prevent us from acting on future opportunities to enhance stockholder value;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	audience acceptance of our content, particularly our radio programs;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	the risk that our FCC broadcasting licenses and/or goodwill, including those assets recorded due to the Merger, could become impaired;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute its programming;

•	disruptions or security breaches of our information technology infrastructure;

•	actions by the FCC or new legislation affecting the radio industry;

•	the loss of key personnel;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us;

•	the effect of future sales of Class A common stock by the Beasley family or the former stockholders of Greater Media; and

•	other economic, business, competitive, and regulatory factors affecting our businesses.

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Beasley Broadcast Group, 7/31/17	page 4

Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of July 31, 2017, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 7/31/17	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenue	$61,013,414	$27,777,381	$114,753,965	$55,232,328

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	44,912,998	19,729,821	88,862,592	39,716,112
Corporate general and administrative expenses (including stock-based compensation)	4,488,482	2,443,661	7,718,579	4,944,618
Merger and disposition expenses	295,237	—	746,070	—
Other operating expenses	252,915	—	581,162	—
Depreciation and amortization	1,619,642	830,581	3,122,479	1,669,987
Gain on dispositions	(3,977,449)	—	(3,707,993)	—
Change in fair value of contingent consideration	2,391,342	—	(5,141,950)	—
Termination of postretirement benefits plan	(1,812,448)	—	(1,812,448)	—

Total operating expenses	48,170,719	23,004,063	90,368,491	46,330,717
Operating income	12,842,695	4,773,318	24,385,474	8,901,611
Non-operating income (expense):
Interest expense	(4,752,044)	(898,560)	(9,579,383)	(1,887,084)
Other income (expense), net	39,519	269,052	395,717	229,411

Income before income taxes	8,130,170	4,143,810	15,201,808	7,243,938
Income tax expense	4,224,649	1,674,332	3,809,791	2,953,707

Net income	$3,905,521	$2,469,478	$11,392,017	$4,290,231

Basic and diluted net income per share	$0.14	$0.11	$0.41	$0.19

Basic common shares outstanding	27,701,278	23,023,401	27,682,302	23,003,436

Diluted common shares outstanding	27,874,221	23,119,431	27,846,182	23,089,039

Stock-based compensation
Station operating expense	54,668	36,412	133,715	72,824
Corporate general and administrative expense	719,288	168,962	837,980	367,856

	773,956	205,374	971,695	440,680

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Beasley Broadcast Group, 7/31/17	page 6

Selected Balance Sheet Data - Unaudited

(in thousands)

	June 30, 2017	December 31, 2016
Cash and cash equivalents	$17,047	$20,325
Working capital	56,171	69,472
Total assets	630,475	661,670
Long term debt, net of current portion and unamortized debt issuance costs	212,379	247,692
Stockholders’ equity	$211,719	$202,492

Selected Statement of Cash Flows Data – Unaudited

	Six Months Ended June 30,
	2017	2016
Net cash provided by operating activities	$10,656,422	$8,845,051
Net cash provided by (used in) investing activities	32,139,890	(792,312)
Net cash used in financing activities	(46,074,363)	(8,249,781)

Net decrease in cash and cash equivalents	$(3,278,051)	$(197,042)

Calculation of SOI – Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenue	$61,013,414	$27,777,381	$114,753.965	$55,232,328
Station operating expenses	(44,912,998)	(19,729,821)	(88,862,592)	(39,716,112)

SOI	$16,100,416	$8,047,560	$25,891,373	$15,516,216

Reconciliation of Net Income to SOI - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$3,905,521	$2,469,478	$11,392,017	$4,290,231
Corporate general and administrative expenses	4,488,482	2,443,661	7,718,579	4,944,618
Merger and disposition expenses	295,237	—	746,070	—
Other operating expenses	252,915	—	581,162	—
Depreciation and amortization	1,619,642	830,581	3,122,479	1,669,987
Gain on dispositions	(3,977,449)	—	(3,707,993)	—
Change in fair value of contingent consideration	2,391,342	—	(5,141,950)	—
Termination of postretirement benefits plan	(1,812,448)	—	(1,812,448)	—
Interest expense	4,752,044	898,560	9,579,383	1,887,084
Other income (expense), net	(39,519)	(269,052)	(395,717)	(229,411)
Income tax expense	4,224,649	1,674,332	3,809,791	2,953,707

SOI	$16,100,416	$8,047,560	$25,891,373	$15,516,216

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Beasley Broadcast Group, 7/31/17	page 7

BEASLEY BROADCAST GROUP, INC.

Supplemental Pro-Forma* Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reported net revenue	$61,013,414	$27,777,381	$114,753,965	$55,232,328
Acquired stations	—	37,171,700	—	67,379,297
Sold stations	(512,050)	(2,399,565)	(1,992,925)	(4,587,257)

Pro-forma net revenue	$60,501,364	$62,549,516	$112,761,040	$118,024,368

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reported station operating expenses	$44,912,998	$19,729,821	$88,862,592	$39,716,112
Acquired stations	—	31,184,139	—	58,473,256
Sold stations	(513,352)	(2,071,153)	(1,861,738)	(4,260,145)

Pro-forma station operating expenses	$44,399,646	$48,842,807	$87,000,854	$93,929,223

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Pro-forma net revenue	$60,501,364	$62,549,516	$112,761,040	$118,024,368
Pro-forma station operating expenses	44,399,646	48,842,807	87,000,854	93,929,223

Pro-forma SOI	$16,101,718	$13,706,709	$25,760,186	$24,095,145

*	The pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the Greater Media stations, excluding the divested Greater Media Charlotte stations, as if the transaction had been completed January 1, 2016.

Reconciliation of Net Income to Pro-Forma SOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$3,905,521	$2,469,478	$11,392,017	$4,290,231
Pro-forma net revenue adjustment	(512,050)	34,772,135	(1,992,925)	62,792,040
Pro-forma station operating expenses adjustment	513,352	(29,112,986)	1,861,738	(54,213,111)
Corporate general and administrative expenses	4,488,482	2,443,661	7,718,579	4,944,618
Merger and disposition expenses	295,237	—	746,070	—
Other operating expenses	252,915	—	581,162	—
Depreciation and amortization	1,619,642	830,581	3,122,479	1,669,987
Gain on dispositions	(3,977,449)	—	(3,707,993)	—
Change in fair value of contingent consideration	2,391,342	—	(5,141,950)	—
Termination of postretirement benefits plan	(1,812,448)	—	(1,812,448)	—
Interest expense	4,752,044	898,560	9,579,383	1,887,084
Other income (expense), net	(39,519)	(269,052)	(395,717)	(229,411)
Income tax expense	4,224,649	1,674,332	3,809,791	2,953,707

Pro-forma SOI	$16,101,718	$13,706,709	$25,760,186	$24,095,145

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